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                                                                     Exhibit 4.1

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                         DELCO REMY INTERNATIONAL, INC.

                  1997 STOCK-BASED INCENTIVE COMPENSATION PLAN

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                         DELCO REMY INTERNATIONAL, INC.

                  1997 STOCK-BASED INCENTIVE COMPENSATION PLAN

1.   Purpose of the Plan

     The purpose of the Plan is to assist Delco Remy International, Inc. (the "Company"), its Subsidiaries and Affiliates in attracting and retaining valued employees and independent contractors by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by such employees and independent contractors.

2.   Definitions

     2.1. "Affiliate" means any entity other than Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Committee.

     2.2. "Award" means an award of Options, SARs or Restricted Stock under the Plan.

     2.3. "Award Share" means any share of Common Stock purchased upon the exercise of an Option or issued pursuant to an Award of Restricted Stock.

     2.4. "Board" means the Board of Directors of the Company.

     2.5. "Code" means the Internal Revenue Code of 1986, as amended.

     2.6. "Committee" means the committee designated by the Board to administer the Plan under Section 4. The Committee shall have at least three members. After the Company becomes Publicly Traded, each member of the Committee shall be a non-employee director within the meaning of Rule 16b-3 under the Exchange Act (or a director who is not otherwise entitled to receive Awards under the Plan) and, to the extent necessary to cause Awards under the Plan to qualify as "qualified performance-based compensation" within the meaning of Treas. Reg. ss.1.162-27(e), an outside director within the meaning of Code ss.162(m) and the regulations thereunder.

     2.7. "Common Stock" means the common stock of the Company, par value $.01 per share.

     2.8. "Company" means Delco Remy International, Inc., a Delaware corporation, or any successor corporation.

     2.9. "Disability" shall mean the inability of a Holder to perform a major part of the duties performed by him or her as an employee of the Company or member of the Board
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immediately prior to inception of the disability, because of illness, accident or injury, for a period of 26 consecutive weeks, as determined by the Committee.

     2.10. "Employee" means an officer or other key employee of the Company, including a member of the Board who is such an Employee.

     2.11. "Exchange Act" means the Securities Exchange Act of l934, as amended.

     2.12. "Fair Market Value" means, on any given date,

          2.12.1. If the Common Stock is listed on an established stock exchange or exchanges, the last reported sale price per share on such date on the principal exchange on which it is traded, or if no sale was made on such date on such principal exchange, at the closing reported bid price on such date on such exchange; provided that, in the case of a grant of Options in connection with the consummation of public offering contemplated by the Registration Statement, the Fair Market Value of Common Stock shall be equal to the price at which the Common Stock is offered to the public pursuant to the Registration Statement;

          2.12.2. If the Common Stock is not then listed on an exchange, the last reported sale price per share on such date reported by NASDAQ, or if sales are not reported by NASDAQ, or no sale was made on such date, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on such date;

          2.12.3. If the Common Stock is not then listed on an exchange or quoted on NASDAQ, the average of the reported closing bid and asked prices on the most recent date the Common Stock traded in the over-the-counter market; or

          2.12.4. If the Common Stock is not then listed on an exchange, quoted on NASDAQ or traded in the over-the-counter market, the value ascribed to the shares of Common Stock by the Committee based on a good faith attempt to value the Common Stock.

     2.13. "Holder" means an Employee or Independent Contractor to whom an Award is made.

     2.14. "Incentive Stock Option" means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.



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     2.15. "Independent Contractor" means a key consultant or advisor to the
Company designated by the Board as eligible to participate in the Plan.

     2.16. "Non-Qualified Stock Option" means an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Stock Option.

     2.17. "Option" means any stock option granted from time to time under
Section 6 of the Plan.

     2.18. "Option Agreement" has the meaning set forth in Section 6.l of the Plan.

     2.19. "Option Price" means the per share price at which Common Stock may be purchased upon exercise of an Option in accordance with Section 6.2 of the Plan.

     2.20. "Plan" means the Delco Remy International, Inc. 1997 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

     2.21. "Publicly Traded" means the Company is required to register shares of any class of common equity under Section 12 of the Exchange Act.

     2.22. "Restricted Stock" means Common Stock awarded under Section 8.

     2.23. "Registration Statement" means the Registration Statement of the Company on Form S-1, as amended, filed with the Securities and Exchange Commission on October 10, 1997 for the offer and sale of Common Stock.

     2.24. "Restriction Period" means the period during which Restricted Stock is subject to forfeiture.

     2.25. "SAR" means a stock appreciation right awarded under Section 7.

     2.26. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.27. "Ten Percent Shareholder" means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.



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3.   Eligibility

     Any Employee or Independent Contractor is eligible to receive an Award.

4.   Administration and Implementation of Plan

     4.1. General Powers. The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and, subject to ratification by the Board, full authority to act in selecting the Employees and Independent Contractors to whom Awards will be granted, in determining the type and amount of Awards to be granted to each such Employee or Independent Contractor and the time of such Awards, the terms and conditions of Awards granted under the Plan and the terms of the agreements which will be entered into with Holders (which shall not be inconsistent with the terms of this Plan). The Committee shall have full and final authority in its sole discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application and to make all other determinations necessary or advisable for the administration of the Plan.

     4.2. Other Powers. The Committee's powers, subject to ratification by the Board, shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, to what extent and under what circumstances an Award is made and operates on a tandem basis with other Awards made hereunder; and to determine the effect, if any, of a change in control of the Company upon outstanding Awards; and to grant Awards (other than Incentive Stock Options) that are transferable by the Holder.

     4.3. Regulations. The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on Holders.

5.   Shares of Stock Subject to the Plan

     5.1. Number of Shares. Subject to adjustment as provided in Section 9 of the Plan, the total number of shares of Common Stock available for Awards under the Plan shall be 5% of the outstanding shares as of November 14, 1997, provided, that no more than 2.5% of such currently outstanding shares shall be available for the grant of Incentive Stock Options under the Plan. After the Company becomes Publicly Traded, no more than .35% of the currently outstanding shares of Common Stock may be awarded to any Employee under the Plan in any year. Notwithstanding anything to the contrary contained herein, it is the intention of the Plan to adjust the number of Shares available for Awards upon the consummation of the public offering contemplated by the Registration Statement so that the number of shares of Common Stock available for Awards under the Plan shall equal 5%, 2.5% and .35%, respectively, of the issued


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and outstanding shares as of the consummation of the public offering contemplated by the Registration Statement.

     5.2. Characteristics of Shares. Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Any shares issued hereunder may consist, in whole or in part of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan; provided that any such shares shall count against the maximum number of shares which may be issued to an Employee under the last sentence of Section 5. 1.

     6.   Options

     Options give an Employee or an Independent Contractor the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Option grants shall be subject to the following terms and conditions:

     6.1. Option Grants: Options shall be granted to an Employee or Independent Contractor at the time and in the amount determined by the Committee. Options shall be evidenced by written option agreements ("Option Agreements"). Such Agreements shall state whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option and may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

     6.2. Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall not be less than the Fair Market Value of such shares on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

     6.3. Term of Options: The Option Agreements shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

          6.3.1. Vesting. Options granted under the Plan may be subject to a vesting schedule set forth in the Option Agreement, under which such Options cannot be exercised until they are vested. The restrictions or conditions with respect to the time and method of vesting of Options shall be as prescribed by the Committee.



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     6.4. Incentive Stock Options: Each provision of the Plan and each Option
Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Option Agreement thereof that cannot be so construed shall be disregarded. In no event may a Holder be granted an Incentive Stock Option which does not comply with such grant and the limitations under Section 422(d) of the Code. Without limiting the foregoing, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option may first become exercisable by an Optionee in any one calendar year under the Plan shall not exceed $100,000.

     6.5. Restrictions on Transferability: No Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution. Unless otherwise provided in the Option Agreement, Non-Qualified Stock Options shall not be transferable otherwise than by will or the laws of descent and distribution.

     6.6. Payment of Option Price and Taxes.

          6.6.1. Payment. The price of the shares of Common Stock upon the exercise of an Option, or, where applicable, a portion thereof, shall be paid in full in cash or by certified or bank cashiers check payable to the Company, or, subject to the approval of the Committee and where provided in the applicable Option Agreement: (a) by surrendering shares of the Company's Common Stock that have an aggregate Fair Market Value equal to the aggregate Option Price, (b) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the aggregate Option Price or delivery of irrevocable instructions to a broker to deliver promptly to the Company sufficient funds to pay the aggregate Option Price, (c) by having the Company retain the number of Award Shares whose aggregate Fair Market Value equals the aggregate Option Price or (d) any combination of the foregoing.

          6.6.2. Taxes. Any taxes required to be withheld by the Company upon exercise of an Option shall be paid in full in cash or by certified or bank cashiers check payable to the Company, or, subject to the approval of the Committee (and subject to such rules as the Committee may adopt) and where provided in the applicable Option Agreement, by having the Company retain the number of Award Shares whose aggregate Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes.

     6.7. Termination by Death. Unless provided otherwise in an applicable Agreement or as otherwise determined by the Committee, if a Holder dies, any Option granted to such Holder may thereafter be exercised (to the extent such Option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant) by, where appropriate, the Holder's transferee or by the Holder's legal representative, until the earliest of (a)

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one year from the date of death, (b) the expiration of the period, if any, provided for under Section 6.8, or (c) the expiration of the stated term of the Option.

     6.8. Termination by Reason of Disability. Unless otherwise provided in the applicable Option Agreement or as otherwise determined by the Committee, if a Holder's employment by the Company, any Subsidiary or Affiliate, or service on the Board terminates by reason of Disability, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder's transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, for a period of one year from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter. This Section 6.8 shall not apply to any Option held by an Independent Contractor.

     6.9. Other Termination. Unless provided otherwise in the applicable Option Agreement or as otherwise determined by the Committee, if a Holder's employment by the Company, any Subsidiary or Affiliate, or service on the Board terminates for any reason other than death or Disability, all unexercised Options, to the extent they were exercisable at the time of termination, shall be exercisable for a period of three months from the date of such termination of employment or the stated term of the Option, whichever period is shorter. Unless otherwise determined by the Committee, all unexercised Options that are unexercisable at the time of the Holder's termination shall immediately terminate on the date of the Holder's termination. This Section 6.9 shall not apply to any Option held by an Independent Contractor.

     7.   Stock Appreciation Rights

     The grant of SARs shall be subject to the following terms and conditions:

     7.1. SARs are rights to receive a payment in cash, Common Stock or Restricted Stock as selected by the Committee. The value of these rights, which are determined by the appreciation in Common Stock, shall be evidenced by SAR agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. An SAR may be granted in tandem with all or a portion of a related Option under the Plan ("Tandem SAR"), or may be granted separately ("Freestanding SAR"). A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable.

     7.2. The exercise price of a Tandem SAR shall be the Option Price under the related Option. The exercise price per share of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Freestanding SAR.

     7.3. An SAR shall entitle the recipient to receive a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date


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of exercise over the exercise price of the SAR. Such payment may be in cash, in shares of Common Stock, in shares of Restricted Stock or any combination thereof, as the Committee shall determine. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the Award, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for delivery under the Option. Conversely, if the related Option is exercised as to some or all of the shares of Common Stock covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

     7.4. The Committee may also grant Limited SARs under this Section 7.4. Such Limited SARs shall become exercisable only in the event of a change in control, subject to such terms and conditions as the Committee may specify at the time of grant. Limited SARs shall be settled solely in cash.

     7.5. SARs shall be subject to the same terms and conditions applicable to Options as stated in Sections 6.3, 6.5, 6.7, 6.8 and 6.9.

     8.   Restricted Stock

     An Award of Restricted Stock shall be subject to the following terms and conditions:

     8.1. Awards of Restricted Stock shall be evidenced by Restricted Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

     8.2. Upon determination of the number of shares of Restricted Stock to be granted to the Holder the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate[s] representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Holder, together with a stock power endorsed in blank, with the Company.

     8.3. Unless otherwise provided in the applicable Restricted Stock agreement, the Holder shall have the right to receive dividends from and to vote the shares of Restricted Stock during the Restriction Period.

     8.4. The Restricted Stock agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions (including termination of employment on account of death, disability or other cause) under which the Restricted Stock may be forfeited to the Company. At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by


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the Committee, and the legend shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder's legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting of shares of Restricted Stock.

     9.   Adjustments upon Changes in Capitalization

     In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to shareholders other than a cash dividend, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan, the limit on shares available for the grant of Incentive Stock Options, and the annual limit on shares which may be awarded to an Employee under the last sentence of Section 5.1, and shall make any adjustments to outstanding Awards as it determines appropriate. No fractional shares of Common Stock shall be subject to an Award pursuant to such an adjustment.

     10.  Effective Date, Termination and Amendment

     The Plan shall become effective on November 14, 1997, subject to shareholder approval and the consummation of the public offering contemplated by the Registration Statement. The Plan shall remain in full force and effect until the earlier of (a) 10 years from the date of its adoption by the Board or (b) the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval to the extent such approval is required under Code ss.422, or after the Company becomes Publicly Traded, Code ss.162(m) or Rule 16b-3 under the Exchange Act. Termination of the Plan pursuant to this
Section 10 shall not affect Awards outstanding under the Plan at the time of termination.

     11.  General Provisions

     11.1. No Employment Rights. Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Company or any Subsidiary or Affiliate, nor interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any Employee at any time.

     11.2. Transfer of Employment. For purposes of this Plan, a transfer of employment between the Company and its Subsidiaries and Affiliates shall not be deemed a termination of employment.

     11.3. Withholding. Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the


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transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable federal, state, local or foreign withholding taxes.

     11.4. Choice of Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws of the State of Delaware and construed accordingly.

     11.5. Headings. Section headings are included only for ease of reference. Headings are not intended to constitute substantive provisions of this Plan and shall not be used to interpret the scope of this Plan or the rights or obligations of the Company in any way.

     11.6. No Fractional Shares. An Option may be exercised only for a whole number of shares of Common Stock.

     11.7. Restrictions on Shares. The Award Shares shall be subject to restrictions on transfer pursuant to applicable securities laws and such other agreements as the Committee shall deem appropriate and shall bear a legend subjecting the Award Shares to those restrictions on transfer in accordance with the applicable Award. The certificates shall also bear a legend referring to any restrictions on transfer arising hereunder or under any other applicable law, regulation or agreement.

     11.8. No Certification. The Company shall not be obligated to deliver any certificates for Award Shares until such Award Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of such class at the time are listed or until there has been compliance with such laws or regulations as the Company may deem applicable. The Company shall use its reasonable efforts to effect such compliance and, if necessary, such listing.

     11.9. Delay in Exercise. The Plan and each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (a) the listing, registration or qualification of the Award Shares upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body or (c) an agreement by the recipient of an Award with respect to the disposition of the Award Shares is necessary or desirable as a condition of, or in connection with, the Plan or the granting of such Award or the issue or purchase of the Award Shares thereunder, the Award may not be consummated in whole or in part until such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     11.10. No Shareholder Rights. Except as provided in Section 8.3, the Holder shall have no rights as a shareholder with respect to shares of Common Stock subject to an Award unless and until legended certificates for the Award Shares are issued.



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     11.11. Amendment of Awards. The Committee may amend any outstanding Awards to the extent it deems appropriate. Such amendment may be made by the Committee without the consent of the Holder, except in the case of amendments adverse to the Holder, in which case the Holder's consent is required to any such amendment.


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